Exhibit 3.53
BYLAWS OF
EDUCARE COMMUNITY LIVING CORPORATION-AMERICA
(A Delaware Corporation)
ARTICLE I
Offices
     SECTION 1.1. Registered Office. The registered office of EduCare Community Living Corporation-America (the “Corporation”) shall be as designated from time to time by the Board of Directors in the manner as provided by law.
     SECTION 1.2. Other Offices. The Corporation’s principal business address shall be such address as designated from time to time by the Board of Directors. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
     SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     SECTION 2.2 Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.
     SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original share ledger or transfer book, or a duplicate or computerized listing thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

     SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing from the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Such request shall state the purposes of the proposed meeting. The Chairman of the Board or the President shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.
     SECTION 2.5. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder -entitled to vote thereat, not less than 10 nor more than 60 days before the meeting.
     SECTION 2.6. Advance Notice of Nominations for Directors. At any special or annual meeting in which there is to be an election of directors, the stockholders shall be entitled to advance notice of the nominations for directors. Advance notice shall be deemed to have been given if such nominations are contained in the written notice of the meeting required to be sent to the stockholders pursuant to Section 2.5. of these Bylaws. Any other stockholder nominations for the election of directors shall be required to be made by delivering such written nomination to the stockholders seven (7) days in advance of the special or annual meeting.
     SECTION 2.7. Quorum. The holders of shares representing a majority of the votes of the outstanding and issued shares entitled to vote thereat, or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except when stockholders are required to vote by class, in which event a majority of the holders of the issued and outstanding shares of the appropriate class shall be present in person or by proxy; and except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding any other provisions of the Certificate of Incorporation or these Bylaws, the holders of shares of capital stock representing a majority of votes entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     SECTION 2.8. Voting. The holder of each outstanding share of common stock shall be entitled to vote one vote per share and the holder of each outstanding share of Preferred Stock shall be entitled to ten votes per share on each matter submitted to a vote at a meeting of the stockholders. When a quorum is present at any meeting of the stockholders, the vote of the holders of shares of Capital Stock representing a majority voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than one year prior to voting and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and .may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares. Unless required by statute or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by written ballot.
     SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.
     SECTION 2.10. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.
     SECTION 2.11. Action Without Meetings. Any action permitted or required to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of the outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent shall have the same force and effect as the requisite vote of the stockholders thereon. Any such executed written consent, or an executed counterpart thereof, shall be placed in the minute book of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required under Section 2.11 hereof, a consent or consents signed by the holders of shares representing the minimum number of votes of the capital stock issued and outstanding and entitled to vote on and approve the action that is the subject of the consent are delivered to the Corporation. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

     SECTION 2.12. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, no more than sixty days prior to any other action.
ARTICLE III
Board of Directors
     SECTION 3.1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     SECTION 3.2. Number Election and Term. Subject to the provisions of the Corporation’s Certificate of Incorporation, the number of directors that shall constitute the whole Board shall from time to time be fixed and determined by a majority of the full Board and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected and hold office as provided in the Corporation’s Certificate of Incorporation and these Bylaws. The election of directors at any meeting of the stockholders shall be by a plurality of the votes cast in person or by proxy when a quorum is present. The Board of Directors shall consist of not less than one (1) member nor more than seven (7) members. Subject to the foregoing, the number of directors shall be fixed and may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of stockholders in accordance with the provisions set forth in the Certificate of Incorporation, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the Corporation.
     SECTION 3.3. Vacancies. Additional Directors and Removal From Office. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, shall, subject to any legal commitment of the Corporation with respect to such vacancy, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. Vacancies shall not be filled by the stockholders except at an Annual Meeting of stockholders or unless there are no directors in office, in which case an election of directors shall be held in the manner provided by statute.
     SECTION 3.4. Nominations. Directors may be elected only from those candidates properly nominated for election pursuant to this Section 3.4. Nominations for a position on the Board of Directors may be made by a majority of the directors then in office. If the Board of

Directors in unable to obtain sufficient votes to nominate a person for a position on the Board of Directors, the director then serving such position shall be the nominee for such position. Nominations for a position on the Board of Directors may also be made by stockholders in the manner provided by statute.
     SECTION 3.5. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Delaware, without other notice than such resolution.
     SECTION 3.6. Special Meeting. Unless otherwise provided herein, a special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.
     SECTION 3.7. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special .meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.
     SECTION 3.8. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     SECTION 3.9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
     SECTION 3.10. Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by conference telephone or similar communications equipment so long as all persons. participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.
     SECTION 3.11. Compensation. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the’ directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     SECTION 3.12. Assent to Action. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     SECTION 3.13. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, only upon (a) the affirmative vote of the holders of shares of Capital Stock representing a majority of the votes entitled to be cast at an election of directors or (b) the affirmative vote of a majority of members of the entire Board of Directors:
ARTICLE IV
Committees-of Directors
     SECTION 4.1. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any-committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the -Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to (i) take any action that, pursuant to statute, the Certificate of Incorporation, or these Bylaws; may not be taken by such committee or requires the vote of more than a majority of the whole board unless such power or authority was specifically delegated by resolution passed by a vote of the board sufficient to have authorized such delegated action or (ii) unless the resolution and the Certificate of Incorporation expressly so provide, declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     SECTION 4.2. Notice of Meeting. Notwithstanding the provisions of Section 5.1 of these Bylaws, notice of meetings of committees shall be given to each member at least twenty-four (24) hours prior to the time of such meeting to the office of each member shown on the records of the Corporation. Any member may waive notice of any meeting. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of a committee need be specified in the notice or waiver of notice of such meeting.
     SECTION 4.3. Quorum. A minimum of two members (unless the full committee consists of one member) or 50% (if more) of the members of a committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the members, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, by these Bylaws or by resolution of the Board of Directors. If a quorum shall not be present at any meeting of a committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     SECTION 4.4. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
ARTICLE V
Notices
     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the General Corporation Law of Delaware or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing and delivered personally, through the United States Mail, by a recognized delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder, at his address or telex or facsimile transmission number, as the case may be, as it appears on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail or with an express delivery service or when transmitted by telex or facsimile transmission or personally delivered, as the case may be.
     SECTION 5.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
Officers
     SECTION 6.1. Officers. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including but not limited to Assistant Vice

Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.
     SECTION 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board. Election or appointment as an officer or agent of the Corporation shall not of itself create or cause any contract rights to become vested in the person so elected or appointed.
     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     SECTION 6.5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to the direction of the Board of Directors, and no officer shall be prevented from receiving such salary by reason of his also being a director.
     SECTION 6.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chairman’s absence, such duties shall be attended to by the President. The Chairman of the Board shall hold the position of chief executive officer of the Corporation and shall perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the officer or as may be prescribed by the Board of Directors. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. He may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation.
     SECTION 6.7. President. The President shall be the chief operating officer of the Corporation and, subject- to the control of the Board of Directors and the Chairman of the Board, shall in general supervise and control the business and affairs of the Corporation. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors of the Chairman of the Board. The President shall keep the Board of Directors and the Chairman of the Board fully informed as they or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or ‘ shall be required by law to be otherwise executed. In general he shall perform all other duties normally incident to the office of President, except any duties expressly delegated to other persons by these Bylaws or the Board of Directors, and such other duties as may be prescribed by the Chairman of the Board or the Board of Directors from time to time.
     SECTION 6.8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of capital stock of the Corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President or the Board of Directors.
     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provision of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board, President, Executive Vice President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, President or the Board of Directors.

     SECTION 6.10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds. and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, President, or the Board of Directors.
     SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, President, or the Board of Directors. The Assistant Secretary may sign, with the Chairman of the Board, the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors or the Executive Committee, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.
ARTICLE VII
     SECTION 7.1. Contracts. Subject to the provisions of Section 6.2, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver an instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     SECTION 7.2 Checks. etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and ;in such manner, as shall be determined by the Board of Directors.
     SECTION 7.3. Deposits. All funds from the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks; trust companies or other depositories as the Chairman of the Board, President or Treasurer may be empowered by the Board of Directors to select or as the Board of Directors may select.
ARTICLE VIII
Certificate of Stock
     SECTION 8.1. Issuance. Each stockholder of this Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the

Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences. and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the. foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class of series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, .limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefore upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates may be issued representing fractional shares of stock.
     SECTION 8.2. Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost! stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificate alleged to have been lost, stolen or destroyed, or both.
     SECTION 8.3. Transfers. Upon surrender to the Corporation or the transfer agents of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agents.
     SECTION 8.4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     SECTION 8.5. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE IX
Miscellaneous
     SECTION 9.1. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words “Corporate Seal of Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     SECTION 9.2. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at its principal business address set forth in Section 1.2, or at such other place or places as may be designated from time to time by the Board of Directors.
     SECTION 9.3. Checks. All checks and notes of the Corporation shall be signed by, such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     SECTION 9.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.
     SECTION 9.5. Certificate of Incorporation. These Bylaws shall be subject in all respects to the Corporation’s Certificate of Incorporation and any Certificates of Designation properly filed with respect to any class of the Corporation’s stock.
ARTICLE X
Amendment
     SECTION 10.1. Amendment of Bylaws. The Bylaws may be altered, amended or replaced subject to any restrictions contained in the Certificate of Incorporation at any meeting of the Board of Directors or stockholders at which a quorum is present provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting.
     SECTION 10.2. Vote Required. A majority of the Board of Directors then in office or the affirmative vote of the holders of shares of Capital Stock representing a majority of the votes entitled to be cast theron shall be required to amend these Bylaws.